SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 4, 2017 (November 29, 2017)
Date of Report (Date of earliest event reported)

CRAFT BREW ALLIANCE, INC.
(Exact Name of Registrant as Specified in Charter)

Washington	0-26542	91-1141254
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

929 North Russell Street
Portland, OR 97227-1733
(Address of Principal Executive Offices, Zip Code)

(503) 331-7270
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.             ☐

Item 1.01	Entry into a Material Definitive Agreement.

Craft Brew Alliance, Inc. ("CBA"), has agreed to sell its brewing facilities in Woodinville, Washington, to Sound Commercial Investment Holdings, LLC or its permitted assigns ("Sound"), for $24,500,000 (the "Sale Transaction"), under the terms and conditions specified in a Commercial and Investment Real Estate Purchase and Sale Agreement dated as of November 29, 2017 (the "Agreement"). The assets being sold include the real property, equipment, fixtures, mechanical systems, and certain personal property used in CBA's operation of the brewery and adjacent brewpub. CBA's Board of Directors approved the Sale Transaction on November 22, 2017.
Sound's obligations under the Agreement are contingent upon its receipt of a financing commitment with respect to the Sale Transaction on terms reasonably satisfactory to Sound by December 29, 2017, except that Sound may not reject the terms of a financing commitment for at least 60 percent of the purchase price.
The Agreement provides for the payment by Sound of an initial earnest money deposit of $500,000 into escrow by December 6, 2017. If Sound fails to obtain a financing commitment as described above, only $400,000 will be refunded to Sound. If Sound obtains financing or waives the financing contingency by December 29, 2017, Sound will be required to deposit an additional $500,000 into escrow by January 2, 2018, and the full earnest money deposit will be applied to the purchase price.
The Sale Transaction is subject to closing conditions typical in such transactions. The parties have agreed to use commercially reasonable efforts to close the Sale Transaction by December 29, 2017, but in any event no later than 10 days thereafter; provided that CBA may elect in its sole discretion to extend the closing date by up to an additional 50 days. Upon closing, CBA is responsible for the payment of real estate brokerage commissions totaling $560,000.
In contemplation of the sale by Sound of certain brewing and bottling equipment included in the Sale Transaction, $500,000 of the purchase price will continue to be held in escrow following the closing. If the gross sales proceeds from the sale of the equipment are less than $3,500,000, the shortfall will be paid to Sound up to the amount held in escrow, with the balance, if any, paid to CBA. If the equipment has not been sold within 180 days following the closing date, the $500,000 in escrow will be paid to CBA.
If Sound fails to complete the Sale Transaction without legal excuse, CBA will be entitled to terminate the Agreement and keep the full earnest money deposit of $1,000,000 as its sole remedy. If CBA fails to complete the Sale Transaction without legal excuse, Sound will be entitled to terminate the Agreement and either recover the full earnest money deposit or bring suit to enforce the terms of the Agreement and recover incidental damages.
Item 7.01    Regulation FD Disclosure.
CBA issued a press release describing the Sale Transaction on December 4, 2017. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits: The exhibit listed below is furnished with this report:

Exhibit 99.1	Press release dated December 4, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAFT BREW ALLIANCE, INC.

Dated: December 4, 2017	By:	/s/Edwin A. Smith
Edwin A. Smith
Corporate Controller and Principal
Accounting Officer

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